SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2015
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Multi-Color Corporation
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(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant's telephone number, including area code	(513) 381-1480

        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

□	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015, Multi-Color Corporation ("Multi-Color" or the "Company") filed a Form 8-K to report the following appointments in connection with the Company's succession planning:
Nigel Vinecombe           -            Executive Chairman of the Board
Vadis Rodato                    -            President and Chief Executive Officer
David Buse                         -            Chief Operating Officer for Wine & Spirit
Effective January 1, 2016 the Company entered into Amended and Restated Employment Agreements with each of Mr. Vinecombe and Mr. Rodato and an Employment Agreement with Mr. Buse in connection with these appointments.
Vinecombe Agreement
Mr. Vinecombe's agreement provides for:

•	An annual base salary of $400,000, subject to annual review by the Compensation and Organization Development Committee of the Board of Directors (the "Compensation Committee");

•
Eligibility to participate in the Company's annual management incentive compensation program, with a bonus target of 65% of annual base salary and a bonus range between 32.5% and 97.5% of annual base salary; and

•	Restricted stock grants having a value of $100,000 on an annual basis, subject to vesting and such other terms as the Board or its committees may determine from time to time.

Rodato Agreement
Mr. Rodato's agreement provides for:

•	An annual base salary of $600,000, subject to annual review by the Compensation Committee;

•
Eligibility to participate in the Company's annual management incentive compensation program, with a bonus target of 75% of annual base salary and a bonus range between 37.5% and 112.5% of annual base salary;

•	Restricted stock or stock option grants as may be determined by the Board or its committees from time to time;

•	Eligibility to participate in all savings and retirement plans to the extent applicable generally to other executives of the Company, including 401(k) retirement savings;

•	Eligibility to participate in the Company's welfare, fringe, incentive and other similar benefit plans to the extent applicable generally to other executives of the Company; and

•	A monthly automobile allowance.
Buse Agreement
Mr. Buse's agreement provides for:

•	An annual base salary of $400,000, subject to annual review by the Compensation Committee;

•
Eligibility to participate in the Company's annual management incentive compensation program, with a bonus target of 50% of annual base salary and a bonus range between 25% and 75% of annual base salary;

•	Restricted stock or stock option grants as may be determined by the Board or its committees from time to time;

•	Eligibility to participate in all savings and retirement plans to the extent applicable generally to other executives of the Company, including 401(k) retirement savings;

•	Eligibility to participate in the Company's welfare, fringe, incentive and other similar benefit plans to the extent applicable generally to other executives of the Company; and

•	A monthly automobile allowance.
Other Agreement Terms
Each of the employment agreements continues until terminated in accordance with its terms and the employment of each executive officer under each such agreement may be terminated at will, at any time, by the Company or by each such executive officer, with or without cause. If the executive officer's employment is terminated by the Company for any reason other than for Cause, as a result of the death or Disability of the executive officer, or by the executive officer for Good Reason:

•	The Company will pay the executive officer's annual base salary (or, with respect to Mr. Buse, the accrued wages) through the date of termination;

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The Company will pay to the executive officer any previously deferred compensation and any other non-qualified benefit plan balances in accordance with the terms of deferral or the other non-qualified plan;

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In the case of Rodato and Buse, the Company will pay an amount equal to one times the executive officer's annual base salary, paid in accordance with the Company's regular payroll processing cycle, subject to the provisions of the agreements related to the Separation Pay Exemption Amount;

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Except as prohibited in the applicable option/incentive plans, all outstanding stock option and restricted stock awards held by the executive officer will become immediately exercisable and/or vested, each non-qualified stock option shall remain exercisable through the latest date upon which it could have expired by its original terms, and each incentive stock option shall remain exercisable for 90 days; and

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The Company will continue to provide the benefits to executive officer and/or his family that would have been provided to them in accordance with the Company's welfare plans, programs, practices and policies for specified periods after the date of termination.

The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, which shall be filed as exhibits to the Company's next periodic report and are incorporated into this Item 5.02 by reference. Capitalized terms not defined above have the meaning ascribed to them in the relevant agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION
Date: December 30, 2015	By: /s/ Sharon E. Birkett
Name: Sharon E. Birkett
Title: Vice President, Chief Financial Officer, Secretary